As filed with the Securities and Exchange Commission on August 12, 2024

File No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation or organization)	64-0862173 (I.R.S Employer Identification No.)

6480 U.S. Highway 98 West Hattiesburg, Mississippi (Address of Principal Executive Offices)	39402 (Zip Code)

The First Bancshares, Inc. 2007 Stock Incentive Plan, as amended

(Full title of the plan)

Donna T. (Dee Dee) Lowery

Executive Vice President and Chief Financial Officer

The First Bancshares, Inc.

6480 U.S. Highway 98 West

Hattiesburg, Mississippi 39402

Tel: (601) 268-8998

(Name, address, and telephone number, including area code, of agent for service)

With a copy of all communications to:

Mark C. Kanaly

Alston & Bird LLP

One Atlantic Center

1201 W Peachtree St NE #4900

Atlanta, GA 30309

Tel: (404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

The First Bancshares, Inc. (the “Company” or the “Registrant”) has filed this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) an additional 500,000 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), that may be issued under The First Bancshares, Inc. 2007 Stock Incentive Plan, as amended (the “Plan”); and (ii) such additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2. Plan Information; Registrant Information and Employee Plan Annual Information.

(a)        The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b)        Upon written or oral request, we will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. We will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to the Executive Vice President and Chief Financial Officer at the address and telephone number on the cover of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” into this Registration Statement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this Registration Statement should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 10, 2024 and August 9; 2024, respectively;

•	our Current Reports on Form 8-K filed on April 25, 2024, May 17, 2024, May 24, 2024, and July 29, 2024;

•	the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023, including any amendment or report filed with the SEC for purposes of updating such description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 79-4-8.50 through 79-4-8.59 of the Mississippi Business Corporation Act (“MBCA”) provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandate the indemnification of the Company’s directors under certain circumstances. The Company’s Bylaws also provide it with the power and authority, to the fullest extent legally permissible under the MBCA, to indemnify its directors and officers, persons serving at the request of the Company or for its benefit as directors or officers of another corporation, and persons serving as the Company’s representatives or agents in certain circumstances.

Under its Bylaws, the Company shall indemnify any person who becomes subject to a lawsuit or proceeding by reason of service as a director of the Company or any other corporation which the person served as a director at the request of the Company. Except as noted in the next paragraph, such persons are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with the proceeding, provided the indemnified person acted in a manner he believed in good faith to be in or not opposed to the best interests of the Company, and in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful.

To the extent the Company has funds reasonably available to be used for this purpose, indemnified persons are entitled to have the Company advance expenses incurred prior to final disposition of the proceeding, upon delivery of (1) a written affirmation by such person of his good faith belief that the standard of conduct necessary for indemnification has been met, and (2) a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met. The board of directors shall then make a determination that the facts then known would not preclude indemnification under the MBCA. Pursuant to such authority and the provisions of the Company’s Bylaws, the Company has purchased insurance against certain liabilities that may be incurred by it and its officers and directors.

Under the Bylaws, indemnification may not be authorized if it is established that the person appropriated, in violation of his or her duties, any business opportunity of the Company, engaged in acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, approved dividends or other distributions in violation of the MBCA, or engaged in any transaction in which the director derived an improper personal benefit.

In addition to the Bylaws of the Company, the MBCA requires that a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. The MBCA also provides that, upon application of a director, a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the MBCA.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the Articles or Bylaws, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 33-94288) filed on July 29, 2016)

4.2	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-22507) filed on August 9, 2018)

4.3	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-22507) filed on May 26, 2023)

4.4	Amended and Restated Bylaws, effective as of March 17, 2016 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 33-94288) filed on March 18, 2016)

4.5	Amendment No. 1 to the Amended and Restated Bylaws, effective as of May 7, 2020 (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-22507) filed on May 11, 2020)

5.1*	Opinion of Alston & Bird LLP

23.1*	Consent of Forvis Mazars, LLP

23.2*	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	The First Bancshares, Inc. 2007 Stock Incentive Plan (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement No. 333-171996 on Form S-8 filed on February 1, 2011)

99.2	Amendment to The First Bancshares, Inc. 2007 Stock Incentive Plan effective May 28, 2015 (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K filed on March 30, 2016)

99.3	Amendment to The First Bancshares, Inc. 2007 Stock Incentive Plan (incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 10, 2024)

107*	Calculation of Filing Fee Table

* Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” in the effective Registration Statement; and

(ii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hattiesburg, State of Mississippi, on August 12, 2024.

THE FIRST BANCSHARES, INC.

By:	/s/ M. Ray (Hoppy) Cole, Jr.
Name: M. Ray (Hoppy) Cole, Jr.
Title: President, CEO and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint M. Ray (Hoppy) Cole, Jr. and Donna T. (Dee Dee) Lowery, his or her true and lawful attorney-in-fact and agent with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and several power of authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed by the following persons in the capacities indicated on August 12, 2024.

Signature	Title

/s/ M. Ray (Hoppy) Cole, Jr.	President and Chief Executive Officer and Chairman of the Board
M. Ray (Hoppy) Cole, Jr.	(Principal Executive Officer)

/s/ Donna T. (Dee Dee) Lowery	Executive Vice President and Chief Financial Officer
Donna T. (Dee Dee) Lowery	(Principal Financial and Accounting Officer)

/s/ Ted E. Parker	Lead Director
Ted E. Parker

/s/ E. Ricky Gibson	Director
E. Ricky Gibson

/s/ Jonathan A. Levy	Director
Jonathan A. Levy

/s/ Charles R. Lightsey	Director
Charles R. Lightsey

/s/ Fred A. McMurry	Director
Fred A. McMurry

/s/ Thomas E. Mitchell	Director
Thomas E. Mitchell

/s/ Renee Moore	Director
Renee Moore

/s/ David W. Bomboy	Director
David W. Bomboy

/s/ J. Douglas Seidenburg	Director
J. Douglas Seidenburg

/s/ Andrew D. Stetelman	Director
Andrew D. Stetelman

/s/ Valencia M. Williamson	Director
Valencia M. Williamson